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                                                                      EXHIBIT 21

                            LIST OF SUBSIDIARIES OF
                          LOCKHEED MARTIN CORPORATION


                                                State or               Percentage
                                               Country of            of Securities
    Name of Subsidiary                        Incorporation              Owned
    ------------------                        -------------          -------------
    Lockheed Martin Tactical Systems, Inc.      New York                  100%
    LC Acquiring Corp.                          Delaware                  100%
    Lockheed Martin Federal Systems, Inc.       Delaware                  100%
    Lockheed Martin Vought Systems Corporation  Delaware                  100%
    Lockheed Martin Aerospace Corp.             Delaware                  100%
    Lockheed Martin Aerospace Holdings, Inc.    Delaware                  100%
    Lockheed Martin Fairchild Corp.             Delaware                  100%

Lockheed Martin Corporation has a number of other subsidiaries, but all of them, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Accordingly, the names of the particular subsidiaries are omitted.